Exhibit 10.11

SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Second Amendment”) is made as of the 23rd day of July, 2014, by CY-FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership (“Seller”), and HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company, (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Carter Validus Properties, LLC (“Prior Purchaser”) entered into that certain Agreement for Purchase and Sale dated June 5, 2014 (the “Original Agreement”);

WHEREAS, the Original Agreement was assigned to Purchaser pursuant to that certain Assignment of Purchase Agreement (the “Assignment”) dated June 26, 2014;

WHEREAS, the Original Agreement was amended by that certain First Amendment to Agreement for Purchase and Sale dated July 16, 2014 (the “First Amendment” together with the Original Agreement is hereinafter referred to as the “Agreement”).

WHEREAS, Seller and Purchaser have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2. Review Period. Section 4.01 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Review Period” – the period of time following the Effective Date and ending on 5:00 p.m., Tampa, Florida time on July 29, 2014 (the “Review Period) to review and approve such items and to conduct such inspections, interviews, tests and audits as Purchaser, in its sole discretion, deems appropriate, including, but not limited to obtaining appraisals, surveys, engineering, work and a Phase I Environmental Audit and a Phase II Environmental Audit. Purchaser shall also have the right to interview the tenants at the Property.

3. Ratification. The Agreement, as amended and modified hereby, is ratified and confirmed and is in full force and effect according to its terms.

4. Counterparts. This Amendment may be executed by the parties hereto individually or in combination in two (2) or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Facsimile or scanned and emailed copies of this Amendment shall have the same force and effect as originals.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

WITNESSES:	PURCHASER:

HC-11250 FALLBROOK DRIVE, LLC, a Delaware limited liability company

/s/ Miles Callahan Print Name: Miles Callahan	By:	Carter Validus Operating Partnership II, LP, a Delaware limited partnership, Its Sole Member

/s/ Elizabeth Fay Print Name: Elizabeth Fay	By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, Its General Partner

By: /s/ Todd Sakow
Print Name: Todd Sakow
Title: CFO

SELLER:

CY-FAIR SURGICAL PROPERTIES, LTD., a Texas limited partnership

By: Cy Fair Outpatient Care Properties,
/s/ Jonathan Campbell	L.L.C., its general partner
Print Name: Jonathan Campbell

/s/ Rebecca Andrews	By: /s/ Jeremy D. Tasset
Print Name: Rebecca Andrews	Print Name: Jeremy D. Tasset
Title: Secretary/Treasurer

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